UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2025

Terns Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39926	98-1448275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 East Hillsdale Blvd. Suite 100
Foster City, California		94404
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 525-5535

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TERN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Andrew Gengos as Chief Financial Officer

On February 22, 2025, Terns Pharmaceuticals, Inc. (“Terns”), Terns, Inc. and Andrew Gengos entered into an employment agreement (the “Gengos Agreement”) pursuant to which Mr. Gengos will serve as the Chief Financial Officer of Terns, effective as of February 24, 2025 (the “Start Date”).

Mr. Gengos, age 60, previously served as the Chief Financial Officer and Chief Business Officer of Athira Pharma, Inc., a publicly-traded biopharmaceutical company, from May 2023 to October 2024. Prior to that, Mr. Gengos served as the Chief Business Officer at Cyteir Therapeutics, Inc., a former publicly-traded biopharmaceutical company, from February 2020 to February 2023. In addition, Mr. Gengos held Chief Executive Officer roles at ImmunoCellular Therapeutics and Neuraltus Pharmaceuticals, where he provided strategic and financial leadership across multiple therapeutic areas, including oncology and neurodegenerative disease. Earlier, Mr. Gengos was Vice President of Strategy and Corporate Development at Amgen for eight years. Mr. Gengos started his career at Morgan Stanley before moving on to McKinsey & Co., where he advanced from associate to Senior Engagement Manager. Since January 2020, Mr. Gengos has served on the board of directors of Turn Therapeutics, a privately-held biopharmaceutical company. Mr. Gengos earned a B.S. in chemical engineering from the Massachusetts Institute of Technology and an M.B.A. from the UCLA Anderson School of Management.

Mr. Gengos has no family relationship with any of the executive officers or directors of Terns or any person nominated or chosen by Terns to become a director or executive officer. There are no transactions in which Mr. Gengos has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Pursuant to the Gengos Agreement, Mr. Gengos will receive a starting annualized base salary of $510,000, and is eligible to receive an annual cash bonus targeted at 40% of his annual base salary then in effect, with the actual amount of such bonus, if any, to be based upon the achievement of performance objectives established by the Board of Directors of Terns (the “Board”). For calendar year 2025, any annual bonus paid to Mr. Gengos will be pro-rated based on the Start Date. Mr. Gengos is also eligible to participate in the employee benefit plans of Terns, subject to the terms and conditions of such plans.

In accordance with the Gengos Agreement, the Board also approved the grant to Mr. Gengos, effective as of the Start Date, of a stock option to purchase 750,000 shares of common stock of Terns at an exercise price per share equal to the closing price per share of the common stock on The Nasdaq Global Select Market on the Start Date. The option award vests over a four-year period, with 25% of the shares underlying the award vesting on the first anniversary of the Start Date and the remaining 75% of the shares underlying the award vesting monthly over the subsequent three-year period, subject to Mr. Gengos’ continued employment by Terns. The option award is subject to the terms and conditions of the applicable award agreement and is being granted pursuant to the Terns 2022 Employment Inducement Award Plan.

In the event of an Involuntary Termination, Mr. Gengos is entitled to receive the following benefits, in addition to any accrued obligations and subject to his timely execution and non-revocation of a general release of claims in favor of Terns: (i) continuation of his then-current annual base salary for a period of 12 months, (ii) a pro-rated portion of his annual performance bonus at 100% of target and (iii) continuation of his healthcare insurance coverage (or an equivalent reimbursement from Terns) for a period of 12 months.

Additionally, in the event of an Involuntary Termination within three months prior to or 12 months following a Change in Control (as defined in the Gengos Agreement), he is entitled to receive the following benefits, in addition to any accrued obligations and subject to his timely execution and non-revocation of a general release of claims in favor of Terns: (i) continuation of his then-current annual base salary for a period of 12 months, (ii) 100% of his annual performance bonus at 100% of target, (iii) full vesting acceleration of all his then-outstanding equity awards and (iv) continuation of his healthcare insurance coverage (or an equivalent reimbursement from Terns) for a period of 12 months.

The Gengos Agreement defines an “Involuntary Termination” as a separation resulting from a termination without “cause” or a voluntary resignation by Mr. Gengos for “good reason”.

The Gengos Agreement generally defines “cause” to mean the occurrence of any one or more of the following, subject to certain notice and cure rights: (i) the commission of any crime involving fraud, dishonesty or moral turpitude, (ii) the attempted commission of or participation in a fraud or act of dishonesty against Terns that results in (or might have reasonably resulted in) material harm to the business of Terns, (iii) the intentional, material violation of any contract or agreement between him and Terns or any statutory duty owed to Terns or (iv) conduct that constitutes gross insubordination or habitual neglect of duties and that results in (or might have reasonably resulted in) material harm to the business of Terns.

The Gengos Agreement generally defines “good reason” to mean the occurrence of any one or more of the following, without his consent and subject to certain notice and cure rights: (i) a material diminution in his duties, authorities or responsibilities; provided, however, that good reason shall not be deemed to have occurred solely due to a change in his title, (ii) a reduction of greater than 10% in his annual base salary (as in effect on the effective date of the Change in Control transaction, if applicable); provided, however, that good reason shall not be deemed to have occurred in the event of a reduction in his annual base salary that is pursuant to a salary reduction program affecting all of the C-level officers of Terns and that does not adversely affect him to a greater extent than other C-level officers of Terns or (iii) a relocation of his primary business office to a location more than 30 miles from the location of his then-primary business office.

The Gengos Agreement also obligates Mr. Gengos under standard invention assignment and confidentiality provisions.

Transition of Principal Financial Officer and Principal Accounting Officer Roles

On the Start Date, in connection with the appointment of Mr. Gengos, Amy Burroughs ceased to serve as the principal financial officer of Terns and David Strauss ceased to serve as the principal accounting officer of Terns. Ms. Burroughs continues to serve as the Chief Executive Officer of Terns and a director on the Board. Mr. Strauss continues to serve as Vice President of Finance and Controller of Terns. As Chief Financial Officer of Terns, Mr. Gengos will act as both the principal financial officer and the principal accounting officer.

Item 7.01 Regulation FD Disclosure.

On February 24, 2025, Terns issued a press release announcing the appointment of Mr. Gengos as Chief Financial Officer of Terns. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Terns Pharmaceuticals, Inc. on February 24, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERNS PHARMACEUTICALS, INC.

Date:	February 24, 2025	By:	/s/ Elona Kogan
Elona Kogan Chief Legal Officer